Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$18,702,260
Unrealized Gain (Loss) on Market Value of Futures	(27,171,880)
Dividend Income	10,664
Interest Income	11,775
ETF Transaction Fees	10,000
Total Income (Loss)	$(8,437,181)

Expenses
Investment Advisory Fee	$463,605
Brokerage Commissions	101,660
Tax Reporting Fees	41,619
NYMEX License Fee	15,453
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	11,379
Prepaid Insurance Expense	7,634
Legal Fees	5,893
SEC & FINRA Registration Expense	4,030
Total Expenses	$664,862
Net Income (Loss)	$(9,102,043)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/12	$1,107,958,882
Additions (9,300,000 Units)	357,095,817
Withdrawals (5,900,000 Units)	(226,127,849)
Net Income (Loss)	(9,102,043)

Net Asset Value End of Month	$1,229,824,807
Net Asset Value Per Unit (32,500,000 Units)	$37.84

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502